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                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]



INDEPENDENT AUDITORS' CONSENT


TCW Galileo Funds, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 33-52272 on Form N-1A of our report dated December 22, 1998 appearing in the Annual Report of the funds comprising TCW Galileo Funds, Inc. as of and for the respective periods ended October 31, 1998 and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which are part of this Registration Statement.


                                    /s/ Deloitte & Touche LLP

February 26, 1999

Los Angeles, California